Exhibit 4.4

SHAREHOLDER AND NOTEHOLDER AGREEMENT

among

RYB EDUCATION LIMITED,

TOP MARGIN LIMITED,

CAO CHIMIN,

SHI YANLAI,

JOY YEAR LIMITED,

BLOOM STAR LIMITED,

TRUMP CREATION LIMITED,

CHINA GROWTH CAPITAL LIMITED,

SUNNY OCEAN INTERNATIONAL LIMITED

and

ASCENDENT RAINBOW (CAYMAN) LIMITED

Dated November 5, 2015

TABLE OF CONTENTS

Page

SECTION 1 INTERPRETATION	2
SECTION 2 BUSINESS OF THE COMPANY AND SHAREHOLDER OBLIGATIONS	12
SECTION 3 RESTRICTIONS ON TRANSFER OF SHARES	13
SECTION 4 PREEMPTIVE RIGHTS AND FUTURE ISSUANCE	20
SECTION 5 CORPORATE GOVERNANCE	21
SECTION 6 COVENANTS AND UNDERTAKINGS	25
SECTION 7 LIQUIDITY	30
SECTION 8 DRAG SALE	32
SECTION 9 REPRESENTATIONS AND WARRANTIES	34
SECTION 10 FUTURE INVESTOR FINANCING AND BANK LOAN	35
SECTION 11 CONFIDENTIALITY AND NON-DISCLOSURE	38
SECTION 12 TERM AND TERMINATION	40
SECTION 13 NOTICES	41
SECTION 14 MISCELLANEOUS	43
SECTION 15 GOVERNING LAW AND DISPUTE RESOLUTION	45
SCHEDULE 1 PART 1 SHAREHOLDING STRUCTURE OF THE COMPANY	1
SCHEDULE 1 PART 2 SHAREHOLDING STRUCTURE OF CAYMAN HOLDCO	2
SCHEDULE 2 LIST OF COMPETITORS	3
SCHEDULE 3 RESERVED MATTERS	4
EXHIBIT A FORM OF DEED OF ADHERENCE	7
EXHIBIT B FORM OF DEED OF ADHERENCE (HK HOLDCO)	9
EXHIBIT C ESOP PLANS	11

i

THIS SHAREHOLDER AND NOTEHOLDER AGREEMENT (this “Agreement”) is made on November 5, 2015

AMONG:

(1)           RYB EDUCATION LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands with its registered office at Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KU1-1112, Cayman Islands (the “Company”);

(2)           TOP MARGIN LIMITED, an exempted limited liability company incorporated under the laws of the Cayman Islands with its registered office at 4th Floor, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands (the “Cayman Holdco” together with the Company, the “Offshore Group Companies”);

(3)           CAO Chimin, holder of PRC Identity Card No. 110108196308166090 (“Mr. Cao”);

(4)           SHI Yanlai, holder  of PRC Identity Card No. 110108197010262244  (“Ms. Shi,” together with Mr. Cao, the “Founders”);

(5)           JOY YEAR LIMITED, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Joy Year”);

(6)           BLOOM STAR LIMITED, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Bloom Star”);

(7)           TRUMP CREATION LIMITED, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Trump Creation” together with Joy Year, Bloom Star and any Person to whom Joy Year, Bloom Star or Trump Creation transfers any Ordinary Shares (each as defined below), the “Controlling Shareholders” and each, a “Controlling Shareholder”);

(8)           CHINA GROWTH CAPITAL LIMITED, a limited liability company incorporated under the Laws of the British Virgin Islands with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands(“China Growth Capital”);

(9)           SUNNY OCEAN INTERNATIONAL LIMITED, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Sunny Ocean”); and

(10)         ASCENDENT RAINBOW (CAYMAN) LIMITED, an exempted limited liability company incorporated under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands  (the “Investor”).

RECITALS:

(A)                               The Company is an exempted limited liability company incorporated under the laws of the Cayman Islands with an authorized share capital of US$50,000 divided into 50,000 ordinary shares of par value of US$1.00 each. The details of the shareholding structure of the Company as at the date hereof are as set out in Part 1 of Schedule 1.

(B)                               The respective shareholding of the Company and the Controlling Shareholders in Cayman Holdco is currently as set out in Part 2 of Schedule 1. Cayman Holdco holds 100% of the total equity interest of the WFOE. The Parties intend that as soon as practicable after the date of this Agreement Cayman Holdco will incorporate a wholly-owned subsidiary company in Hong Kong (“HK Holdco”), and will transfer 100% of the total equity interest of the WFOE to HK Holdco. The Parties intend that HK Holdco will become a party to this Agreement by executing a deed of adherence in the form of Exhibit B.

(C)                               The Parties have agreed to enter into this Agreement to record the terms governing the management of the Company and the Group (as defined below) and the respective rights and obligations of the Parties.

AGREEMENT:

SECTION 1
INTERPRETATION

1.1                               Definitions.  In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by the Subject Person or is a Relative of the Subject Person.  In the case of a Holder, the term “Affiliate” includes (v) any shareholder of such Holder, (w) any of such shareholder’s general partners or limited partners, (x) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (y) the spouses, lineal descendants and heirs of individuals referred to in (w), and (z) trusts Controlled by or for the benefit of any such individuals referred to in (w), (x) or (y).

“Aizhudou” means Beijing Aizhudou Culture Development Company Limited (北京爱竹兜文化发展有限公司).

“Big 4 Accounting Firm” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young, or any other global accounting firm agreed to by all Parties.

“Board” means the board of Directors of the Company.

“Business” means business relating to the pre-school educational services, development of children’s products, children’s entertainment services, stationery products sales and other related business activities and such other business of the Group as approved by the Majority Holders from time to time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or Hong Kong are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Cayman Holdco Ordinary Shares” means collectively the Class A Ordinary Shares and Class B Ordinary Shares.

“Charter Documents” means, collectively, the Memorandum of Association and the Articles of Association of the Offshore Group Companies.

“China” or “PRC” means mainland China (for purposes of this Agreement excluding Taiwan and the Special Administrative Regions of Hong Kong and Macau).

“Class A Ordinary Shares” means the redeemable class A ordinary shares with par value of US$0.001 each in the share capital of Cayman Holdco.

“Class B Ordinary Shares” means the redeemable class B ordinary shares with par value of US$0.001 each in the share capital of Cayman Holdco.

“Closing Date” means the date hereof.

“Company Audited Financial Statements” for any Financial Year means the audited consolidated balance sheet of the Company and the audited consolidated statements of income and cash flows of the Company for such Financial Year, in each case prepared by the Auditor in accordance with IFRS and signed by the Auditor with an unqualified opinion confirming that such accounts show a true and fair view of the state of the affairs of the Company.

“Company Ordinary Shares” means the ordinary shares with par value of US$1.00 each in the share capital of the Company.

“Conditions” means the terms and conditions of the Exchangeable Notes.

“Connected Person” has the meaning as set out in Chapter 14A of the Listing Rules of the Main Board of the Hong Kong Stock Exchange.

“Control” of a Person means (i) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (ii) the power to direct (whether direct or indirect, formal or otherwise) the management or policies of such Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Director” means a director of the Company (including any duly appointed alternate director).

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (iv) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP” means (i) the employee share option plan A adopted by Cayman Holdco on 11 September 2009 pursuant to which up to 4.8% of Cayman Holdco Ordinary Shares may be issued; and (ii) the employee share option plan B adopted by Cayman Holdco on 26 September 2011 pursuant to which up to 5.2% of Cayman Holdco Ordinary Shares may be issued, and “ESOP Participant” means any Person who holds ESOP Share Options or any Cayman Holdco Ordinary Shares issued pursuant to the exercise of ESOP Share Options, copies of which are attached hereto as Exhibit C.

“ESOP Share Options” means any share options granted pursuant to the ESOP.

“Event of Default” means an Event of Default under the Conditions.

“Exchangeable Notes” means the secured exchangeable redeemable notes issued by the Company to the Investor in the principal amount of US$51,700,000, exchangeable into Class B Ordinary Shares.

“Financial Year” means the financial year of the each Group Company, ending on December 31.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Group” or “Group Companies” means the Company, the Cayman Holdco, the HK Holdco (upon the incorporation of the HK Holdco), the Onshore Companies and any other Subsidiary the Company, the Cayman Holdco and any Onshore Company may acquire or establish from time to time; and “Group Company” means a member of the Group.

“Group Company Equity” means any share capital of any class, any registered capital or any other form of equity, in each case of any Group Company.

“HK$” means Hong Kong Dollars, the lawful currency of Hong Kong.

“HK Holdco Onshore Share Pledge” means the equity pledge to be granted by HK Holdco as contemplated under section 6.8(a)(iv) of the Note Purchase Agreement.

“Holder” means any Person who at the relevant time holds any Exchangeable Notes or Cayman Holdco Ordinary Shares into which any Exchangeable Notes were exchanged.

“Holder Pro Rata Share” means, in relation to any Holder, the proportion that the number of Cayman Holdco Ordinary Shares held by such Holder, together with the number of Cayman Holdco Ordinary Shares issuable on exchange of all Exchangeable Notes held by such Holder, bears to the aggregate number of Cayman Holdco Ordinary Shares held by all Holders, together with all Cayman Holdco Ordinary Shares issuable upon exchange of all Exchangeable Notes held by all Holders, in each case on a fully-diluted basis.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means International Financial Reporting Standards as published from time to time by the International Accounting Standards Board.

“Independent Auditor” means as applicable, the auditor of the Company or the Onshore Entity, which, at any time, shall be a Big 4 Accounting Firm and which as of the date of this Agreement is PricewaterhouseCoopers.

“Intellectual Property” means all letters patent, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

“IPO” means an initial public offering and listing of and permission to deal in the ordinary shares of any Group Company on a stock exchange of recognized international reputation.

“Lock-Up Period” means, in connection with any IPO, any period during which the sale of Ordinary Shares held by the Holders is prohibited or restricted pursuant to applicable laws, regulations or stock exchange rules or lock-up agreements required by the underwriters of such IPO.

“Liabilities” means all indebtedness and other liabilities of any nature whatsoever, actual or contingent, and whether or not of a nature required to be disclosed in the accounts of any Group Company.

“Majority Holders” means Holders collectively holding more than 50% of the sum of (i) the total number of Cayman Holdco Ordinary Shares into which the Exchangeable Notes have been exchanged and (ii) the total number of Cayman Holdco Ordinary Shares into which all Exchangeable Notes then still outstanding are exchangeable at the relevant time, in each case excluding (a) any holding of the Controlling Shareholders, Sunny Ocean or their respective Affiliates, whether acquired pursuant to Section 3.6 or otherwise, and (b) each Golden Share.

“Note Purchase Agreement” means the Note Purchase Agreement, dated October 18, 2015, among the Company, Cayman Holdco, Mr. Cao, Ms. Shi, Joy Year, Bloom Star, WFOE and the Operating Company.

“Operating Company” means Beijing RYB Children Education Technology Development Co., Ltd (北京红黄蓝儿童科技发展有限公司), a limited liability company established in Beijing, the PRC.

“Onshore Companies” means collectively, the WFOE, the Operating Company and any Subsidiaries of the WFOE or the Operating Company established in the PRC, and “Onshore Company” means any of them.

“Onshore Share Pledge” means the onshore share pledge executed on the Closing Date in the form attached to the Note Purchase Agreement as Exhibit 6.

“Ordinary Share Equivalent” means any security or obligation that is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Group Companies and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or such other share capital, including but not limited to the Exchangeable Notes and excluding any options granted pursuant to the ESOP and each Golden Share.

“Ordinary Shares” means the Cayman Holdco Ordinary Shares and the Company Ordinary Shares.

“Participating Holder Pro Rata Share” means in relation to any Fully Participating ROFR Offeree, Co-Sale Participant or Accepting Holder, the proportion that the number of Cayman Holdco Ordinary Shares held by such Fully Participating ROFR Offeree, Co-Sale Participant or Accepting Holder, together with the number of Cayman Holdco Ordinary Shares issuable on conversion, exercise or exchange of all Exchangeable Notes held by such Fully Participating ROFR Offeree, Co-Sale Participant or Accepting Holder, bears to the aggregate number of Cayman Holdco Ordinary Shares held by all Fully Participating ROFR Offerees, Co-Sale Participant or Accepting Holders, together with all Cayman Holdco Ordinary Shares issuable upon conversion, exercise or exchange of all Exchangeable Notes held by all Fully Participating ROFR Offerees, Co-Sale Participant or Accepting Holders, in each case on a fully-diluted basis.

“Party” or “Parties” means any signatory or the signatories to this Agreement and any Person who subsequently becomes a party to this Agreement as provided herein.

“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity (whether or not having separate legal personality).

“Playgroup Business” shall have the meaning ascribed to it under the Note Purchase Agreement.

“Pro Rata Share” means, with respect to any Person, the proportion that the number of Cayman Holdco Ordinary Shares held by such Person, together with the number of Ordinary Shares issuable on conversion, exercise or exchange of all Ordinary Share Equivalents held by such Person, bears to the aggregate number of Cayman Holdco Ordinary Shares then issued and outstanding, together with all Cayman Holdco Ordinary Shares issuable upon conversion, exercise or exchange of all Ordinary Share Equivalents then outstanding, in each case on a fully-diluted basis and excluding any unexercised options issued pursuant to ESOP.

“Qualified Exchange” means (i) the main board of the Stock Exchange of Hong Kong Limited; (ii) the New York Stock Exchange or the NASDAQ Stock Market’s National Market System; (iii) the main boards of the Shanghai Stock Exchange or Shenzhen Stock Exchange; or (iv) any other exchange of recognized international reputation and standing duly approved by the Majority Holders.

“Qualified IPO” means an IPO of Cayman Holdco Ordinary Shares on a Qualified Exchange, (i) immediately prior to the completion of which Cayman

Holdco has a market capitalization of not less than the equivalent of US$400,000,000 and (ii) results in aggregate proceeds to Cayman Holdco of no less than US$67,000,000.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person or spouse.

“Representatives” means, with respect to any Person, directors, officers, employees, partners, members, agents, financing sources and other authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Person.

“RMB” means the Renminbi, the lawful currency of the PRC.

“Senior Managers” means each executive officer and the director of finance of each of the Company and each Subsidiary.

“Shareholders” means any Person who holds an Ordinary Shares or any shares of any class whatsoever of either Offshore Group Company from time to time, including any Person who becomes a shareholder of the relevant Offshore Group Company in accordance with the terms of this Agreement and executes a Deed of Adherence in the form of Exhibit A to this Agreement, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Share Mortgages” means the share mortgages granted by each of the Security Providers (as defined in the Note Purchase Agreement) in favour of the Investor on the Closing Date in the forms attached to the Note Purchase Agreement as Exhibit 4.

“Subsidiary” means any Person that the Company directly or indirectly Controls at any time, which for the avoidance of doubt includes the Operating Company and each subsidiary of the Operating Company, if any.

“Subsidiary Charter Documents” means, collectively, the articles of association or equivalent charter documents of each Subsidiary other than Cayman Holdco (as amended, supplemented or modified from time to time).

“Trade Sale” means (i) the acquisition of any Offshore Group Company, HK Holdco or WFOE by another entity by means of any transaction or series of related transactions or (ii) a sale of all or substantially all of the assets of the Group, in each case on terms and conditions satisfactory to the Majority Holders.

“Transaction Documents” means (i) this Agreement, (ii) the Exchangeable Notes (together with the Conditions) issued on the Closing Date in the form attached to the Note Purchase Agreement as Exhibit 1, (iii) the Note Purchase Agreement, (iv) the acceding noteholder deed of adherence in the form attached to the Note Purchase Agreement as Exhibit 3(a), (v) the HK Holdco deed of adherence in the form attached to the Note Purchase Agreement as Exhibit 3(b), (vi) the Share Mortgages, (vii) the amended and restated Charter Documents of each of the Company and the Cayman Holdco adopted on the Closing Date, (viii) the personal guarantees granted by each Founder in favour of the Investor on the Closing Date in the form attached to the Note Purchase Agreement as Exhibit 5, (ix) the Onshore Share Pledge, (x) the application for shares entered into by the Company and Cayman Holdco on the Closing Date, (xi) the HK Holdco Onshore Share Pledge, (xi) the equity transfer agreement entered into by and among HK Holdco, Cayman Holdco and WFOE, (xii) the Trump Creation deed of adherence dated on or around the Closing Date in the form attached to the Note Purchase Agreement as Exhibit 3(c), and (xiii) any deeds of adherence, other agreements, instruments, certificates executed or entered into pursuant to or in connection with any of the foregoing.

“US$” or “USD” means United States Dollars, the lawful currency of the United States of America.

“WFOE” means Beijing RYB Technology Development Co., Ltd (北京红黄蓝科技发展有限公司), a wholly foreign owned enterprise established in Beijing, the PRC.

1.2                               Terms Defined Elsewhere in this Agreement.  The following terms are defined in this Agreement as follows:

“Acceptance Notice”	Section 3.4(d)
“Accepting Holder”	Section 4.3
“Agreement”	Preamble
“Aizhudou ESOP”	Section 7.5
“Approved Investors”	Section 10.1
“Bank Loan”	Section 10.6
“Bloom Star”	Preamble
“Cayman Holdco”	Preamble
“China Growth Capital”	Preamble
“Controlling Shareholder”	Preamble
“Controlling Shareholder Directors”	Section 5.2(a)
“Company”	Preamble
“Confidential Information”	Section 11.1(a)
“Co-Sale Participant”	Section 3.5(a)
“Co-Sale Right”	Section 3.5(a)
“Disclosing Party”	Section 11.1(d)
“Drag Sale”	Section 8.2
“Drag Sale Notice”	Section 8.3
“Excess Offered Shares”	Section 3.4(c)
“Exchange Percentage”	Section 10.4
“Exchange Shares”	Section 10.4

“Exchange Share Shortfall”	Section 6.16
“Exempt Transfers”	Section 3.1
“Exit Resolution”	Section 7.1(a)
“First Offer Notice”	Section 3.6(b)
“Founders”	Preamble
“Fully Participating ROFR Offeree”	Section 3.4(c)
“Future Investor Financing Transaction”	Section 10.1
“Golden Share”	Section 5.6
“HK Holdco”	Recitals
“HKIAC”	Section 15.2(a)
“HKIAC Arbitration Rules”	Section 15.2(a)
“Indemnified Party”	Section 14.3
“Indemnifying Party”	Section 14.3
“Investor”	Preamble
“Investor Directors”	Section 5.2(a)
“IPO Co-Sale Right”	Section 7.1(d)
“Joy Year”	Preamble
“Losses”	Section 14.3
“Mr. Cao”	Preamble
“Ms. Shi”	Preamble
“Offered Securities”	Section 3.6(b)
“Offered Shares”	Section 3.4(b)
“Offerees”	Section 3.4(a)
“Offer Price”	Section 3.4(b)
“Offshore Group Companies”	Preamble
“Prohibited Payments”	Section 6.13
“Proposed Issuance”	Section 4.2
“Proposed Issuance Notice”	Section 4.2
“Proposed Issuance Offer Period”	Section 4.3
“Proposed Recipient”	Section 4.1
“Rejected Security”	Section 4.3
“Relevant Person”	Section 6.9(a)
“Selling Holder”	Section 3.6(a)
“Selling Shareholder”	Section 3.4(a)
“Shareholders Meeting”	Section 5.1
“Shortfall Transfer”	Section 6.16
“Special Dividend”	Section 10.6
“Subsidiary Board”	Section 5.3(h)
“Sunny Ocean”	Preamble
“Right of First Offer”	Section 3.6(a)
“Right First Refusal”	Section 3.4(a)
“ROFO Offerees”	Section 3.6(a)
“ROFO Offer Period”	Section 3.6(c)
“ROFR Offerees”	Section 3.4(a)
“ROFR Offer Period”	Section 3.4(c)
“Trade Sale Offer Notice”	Section 8.1
“Transfer”	Section 3.1
“Transfer Notice”	Section 3.4(b)

“Transferee”	Section 3.4(b)
“Trump Creation”	Preamble
“Waterfall”	Section 8.6

In this Agreement, terms and expressions not otherwise defined shall have the meanings given in the Notes and the Note Purchase Agreement.

1.3                               Interpretation.  In this Agreement, unless the context otherwise requires:

(a)                                 Directly or Indirectly.  The phrase “directly or indirectly” means directly or indirectly through one or more intermediate persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(b)                                 Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender-neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)                                  Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)                                 Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)                                  Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly

(f)                                   References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to, this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)                                  Statutory References.  A reference to a statute or statutory provision includes, to the extent applicable at any relevant time:

(i)                                     that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision;

(ii)                                  any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)                               any subordinate legislation or regulation made under the relevant statute or statutory provision.

(h)                                 Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(i)                                     Writing.  References to writing include any mode of reproducing words in a legible and non-transitory form.

(j)                                    Share Calculations.  In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue. Any reference to a number or price of Ordinary Shares shall be appropriately adjusted to reflect any share split, share consolidation, share dividend, share reclassification, restructuring, capitalization issuance or similar transaction affecting the share capital of the relevant Company.

(k)                                 Statutory Fetters.  The Company and Cayman Holdco are not required to comply with any obligation contained in this Agreement to the extent that to do so would constitute an unlawful fetter on their respective statutory powers. This does not affect the validity of the relevant provisions as between the other Parties or the respective obligations of the other Parties under this Agreement.

SECTION 2
BUSINESS OF THE COMPANY AND SHAREHOLDER OBLIGATIONS

2.1                               Business.  The business of the Group shall be to engage in the Business and in such other businesses or activities as may be approved by the Board from time to time in accordance with Section 5.

2.2                               No Business or Liabilities.  The Company shall not directly carry on any business other than holding share capital in Cayman Holdco. Subject to completion of the transactions relating to HK Holdco as described in Recital (B), Cayman Holdco shall not directly carry on any business other than holding the share capital in HK Holdco, and HK Holdco shall not directly carry on any business other than holding the registered capital in the WFOE. Each of the Company, Cayman Holdco and HK Holdco shall incur no Liabilities other than

Liabilities incidental thereto and, in the case of Cayman Holdco, Liabilities to the Company, and in the case of HK Holdco, Liabilities to Cayman Holdco.

2.3                               Shareholder Obligations.  Each Controlling Shareholder, Founder and Offshore Group Company, Sunny Ocean, HK Holdco and China Growth Capital shall comply with the provisions of this Agreement and shall exercise all its rights and powers in accordance with, and so as to give effect to, this Agreement. Without prejudice to the generality of the foregoing, each Controlling Shareholder, Founder and Offshore Group Company, Sunny Ocean, HK Holdco and China Growth Capital shall, in respect of each vote it has or has direct or indirect power over whether at the board or shareholder level, vote in a manner (or sign or refrain from signing any written consent of the board of directors or of shareholders) so as to give effect to, and is in conformity with, the provisions of this Agreement.

SECTION 3
RESTRICTIONS ON TRANSFER OF SHARES

3.1                               Limitation on Transfers.  No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or grant any right, title or interest (including any contractual or other legal arranging having the effect of transferring any or all of the benefits of ownership) in, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on (each, a “Transfer”) any Ordinary Shares unless such Transfer is in compliance with all the provisions of this Section 3 applicable to such Transfer (if any), except (i) any Transfer to the extent necessary to give effect to the provisions contained in Sections 8 (Drag Sale) and 10 (Future Investor Financing and Bank Loan) (ii) any Transfer by the Company of Ordinary Shares to the relevant Holder upon the exchange by such Holder of all or any portion of the Exchangeable Notes held by such Holder or (iii) any Shortfall Transfer (the Transfers stipulated in (i), (ii) and (iii), the “Exempt Transfers”). Any attempt to Transfer any Ordinary Shares in violation of the preceding sentence shall be null and void ab initio, and the relevant Offshore Group Company shall not register any such Transfer.

3.2                               Transfers in Compliance with Law.  Notwithstanding any other provision of this Agreement, no Shareholder shall Transfer any Ordinary Share and no Holder shall Transfer any Exchangeable Notes unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit A, and (ii) the Transfer complies in all respects with the other applicable provisions of this Agreement and applicable securities laws and regulations.

3.3                               Lock-Up.  Except where the prior written approval of the Majority Holders has been obtained and except in the case of Exempt Transfers: (i) the Controlling Shareholders, the Company and Sunny Ocean shall not Transfer any Ordinary Shares or Ordinary Share Equivalents, (ii) each Controlling Shareholder, the

Company and Sunny Ocean shall ensure that none of their respective direct or indirect shareholders shall Transfer any Equity Securities in the relevant Controlling Shareholder, the Company or Sunny Ocean, and that no Transfer of any direct or indirect beneficial interest in the relevant Controlling Shareholder, the Company or Sunny Ocean shall be allowed, (iii) the Founders shall not Transfer, nor permit any other Person to Transfer, any Equity Securities in any Controlling Shareholder, the Company or Sunny Ocean nor shall the Founders permit any Controlling Shareholder, the Company or Sunny Ocean to redeem or repurchase any Equity Securities or issue any Equity Securities, and (iv) Cayman Holdco shall not permit any ESOP Beneficiary to Transfer any ESOP Share Options or any Cayman Holdco Ordinary Share issued pursuant to the exercise of such options and shall refuse to register any such Transfer, to the extent applicable.

3.4                               Right of First Refusal.

(a)                                 Transfers Subject to Right of First Refusal.  Subject to all other provisions of this Section 3, in particular Section 3.3 above, if any Founder, Sunny Ocean, any Controlling Shareholder, the Company or any ESOP Participant (a “Selling Shareholder”) proposes to Transfer any Ordinary Shares (and, in the case of an ESOP Participant, any ESOP Share Options) it held, directly or indirectly, to any Person other than an Exempt Transfer, then the Holders (the “ROFR Offerees”) shall have a right of first refusal (the “Right of First Refusal”) to purchase such Ordinary Shares as provided in this Section 3.4.

(b)                                 Transfer Notice.  If a Selling Shareholder receives a bona fide offer to acquire any Ordinary Shares or ESOP Share Options held, directly or indirectly, by the Selling Shareholder and the Selling Shareholder proposes to accept such offer, the Selling Shareholder shall send written notice (the “Transfer Notice”) to each ROFR Offeree, which notice shall state (i) the name of the Selling Shareholder, (ii) the name and address of the proposed transferee (the “Transferee”), (iii) the number of Ordinary Shares or ESOP Share Options to be Transferred, directly or indirectly (the “Offered Shares”), (iv) the amount and form of the proposed consideration for the Transfer, (v) the other terms and conditions of the proposed Transfer, (vi) the number of Ordinary Shares and ESOP Share Options the Selling Shareholder then owns, directly or indirectly, on an as converted but otherwise non-diluted basis, (vii) the expected date of consummation of the proposed Transfer, (viii) a representation that the proposed Transferee has been informed of the Co-Sale Rights provided for in Section 3.5 and has agreed to purchase all Ordinary Shares required to be purchased in accordance with the terms of Section 3.5 and (ix) a representation that no consideration, tangible or intangible, is being provided to the Selling Shareholder that is not reflected in the price to be paid to the Holders exercising its Co-Sale Rights provided for in Section 3.5.  Such Transfer Notice shall be accompanied by true and complete copies of all agreements between the

Selling Shareholder and the Transferee regarding the proposed Transfer.  In the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation.  The total value of the consideration for the proposed Transfer is referred to herein as the “Offer Price”.

(c)                                  Rights of the Offerees.  For a period of not more than 30 days after delivery of a Transfer Notice (the “ROFR Offer Period”), each ROFR Offeree shall have the right, exercisable by the delivery of an Acceptance Notice as provided in Section 3.4(d), to purchase all or any portion of the Offered Shares at a purchase price equal to the Offer Price per Ordinary Share and upon the other terms and conditions set forth in the Transfer Notice. Each such ROFR Offeree shall have the right to purchase their Holder Pro Rata Share of the Offered Shares. If any ROFR Offeree does not fully subscribe for the number or amount of Offered Shares it is entitled to purchase, then each ROFR Offeree who has elected to purchase their Holder Pro Rata Share of Offered Shares (each a “Fully Participating ROFR Offeree”) shall have the right to purchase their Participating Holder Pro Rata Share of the Offered Shares not so subscribed for (for the purposes of this Section 3.4(c), the “Excess Offered Shares”). The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Shares. If the ROFR Offerees do not purchase all of the Offered Shares pursuant to Section 3.4(b), then the Selling Shareholder may, subject to Section 3.5, sell the remaining Offered Shares to the Transferee identified in the Transfer Notice upon the terms and conditions set forth in the Transfer Notice in accordance with Section 3.4(e).

(d)                                 Exercise of Rights.  The Right of First Refusal of each Offeree under Section 3.4(c) shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the ROFR Offer Period to the Selling Shareholder. Each Acceptance Notice shall include a statement of (i) the relevant ROFR Offeree’s calculation of its Holder Pro Rata Share and (ii) the number of Offered Shares that such ROFR Offeree intends to purchase. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such ROFR Offeree to purchase all of the Offered Shares as set forth in the Acceptance Notice. The failure by an RFOR Offeree to give an Acceptance Notice within the ROFR Offer Period shall be deemed to be a waiver of such ROFR Offeree’s Right of First Refusal.

(e)                                  Sale to Transferee.  Subject to Section 3.5, the Selling Shareholder may Transfer any of the Offered Shares that the ROFR Offerees do not elect to purchase within the ROFR Offer Period to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is the price set forth in the Transfer Notice, (iii) the form of the consideration is exactly as stipulated in the Transfer Notice, (iv) the sale is otherwise on the same terms and conditions set forth in the Transfer Notice and (v) the Transfer is made within three months after the giving of the Transfer Notice. If such a Transfer does not occur within such three-month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Ordinary Shares or ESOP Share Options may be made by the Selling Shareholder thereafter without again making an offer to the ROFR Offerees in accordance with this Section 3.4.

(f)                                   Closing.  The closing of any purchase of Offered Shares by the ROFR Offerees shall be held at 11:00 a.m. local time on the 60th day after the giving of the Transfer Notice or at such other time as the parties to the transaction may agree. At such closing, the Selling Shareholder shall deliver certificates representing the Offered Shares, accompanied by duly executed instruments of transfer and the Selling Shareholder’s portion of the requisite transfer taxes, if any. Such Offered Shares shall be free and clear of any Encumbrance (other than encumbrances arising hereunder or attributable to actions by the relevant ROFR Offeree), and the Selling Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such Offered Shares. Each ROFR Offeree purchasing Offered Shares shall deliver at such closing payment in full of the portion of the Offer Price attributable to the Offered Shares such ROFR Offeree is purchasing.  At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares to the ROFR Offerees.

3.5                               Right of Co-Sale.

(a)                                 Holder’s Right of Co-Sale.  Each Holder may, by giving written notice to the Selling Shareholder within 30 days after its receipt of the Transfer Notice, notify the Selling Shareholder that such Holder wishes to sell a portion of the Ordinary Shares held thereby and Ordinary Shares into which the Exchangeable Notes then held by such Holder are exchangeable, up to such Holder’s Pro Rata Share, pursuant to this Section 3.5(a) and the number of Ordinary Shares to be sold.  Such Holder (a “Co-Sale Participant”) shall therefore have the right to participate in the sale of Offered Shares, on the same terms and conditions as specified in the Transfer Notice as further provided in Section 3.5 (such right, the “Co-Sale Right”). If any Holder does not choose to fully exercise its Co-Sale Rights, then the Selling Shareholder shall offer the remaining Co-Sale Participants the right to sell such additional number of Ordinary Shares then held or Ordinary Shares into which the Exchangeable Notes then held are exchangeable equal to such Co-Sale Participants’ Participating Holder Pro Rata Share multiplied by the number of Ordinary Shares the Co-Sale Right in respect of which has not been taken up.

(b)                                 If the Transfer Notice provides for a Transfer of Company Ordinary Shares, the Holder shall have the right to sell Cayman Holdco Ordinary Shares and all calculations shall be made as if the Holders had exchanged the Exchangeable Notes and had swapped all Cayman Holdco Ordinary Shares that they hold subsequent to such deemed exchange for Company Ordinary Shares such that they would be deemed to hold the same percentage of the share capital of the Company as they would have of Cayman Holdco, in each case on a fully diluted basis.

(c)                                  Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)                                     the number of Ordinary Shares that such Co-Sale Participant elects to sell; or

(ii)                                  the number of Ordinary Shares into which the Exchangeable Notes then held by such Co-Sale Participant are exchangeable, as the case may be (in each case, as adjusted for share splits, share dividends, combinations and recapitalizations).  The Cayman Holdco shall make any such conversion or exchanges, as the case may be, concurrent with the actual transfer of such Ordinary Shares to the purchaser and contingent upon such Transfer.

(d)                                 The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Section 3.5(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such Ordinary Shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

3.6                               Right of First Offer.

(a)                                 Sale Subject to Right of First Offer.  Subject to all other provisions of this Section 3, if any Holder (the “Selling Holder”) proposes to sell any Ordinary Shares or Exchangeable Notes to any Person, then the Controlling Shareholders (the “ROFO Offerees”) shall have a right of first offer (the “Right of First Offer”) to purchase such Ordinary Shares or Exchangeable Notes as provided in this Section 3.6. This Section 3.6 shall not apply to a sale by any Holder to its Affiliates or sale by any Holder pursuant to any Trade Sale.

(b)                                 Transfer Notice.  The Selling Holder shall deliver a written notice (the “First Offer Notice”) to the ROFO Offerees, which notice shall specify (i) the number of Ordinary Shares or Exchangeable Notes proposed to be offered (the “Offered Securities”), and (ii) the price and other terms and conditions of the offer.

(c)                                  Rights of the Offerees.  For a period of not more than 30 days after delivery of a First Offer Notice (the “ROFO Offer Period”), the ROFO Offerees shall together have the right to purchase all (but not less than all) of the Offered Securities at the price and upon the terms and conditions as set forth in the First Offer Notice, exercisable by the delivery of an acceptance notice to the Selling Holder setting out the portion of Offered Securities each ROFO Offeree intends to purchase, which shall add up to all Offered Securities among all the ROFO Offerees. Such an acceptance notice shall be irrevocable and shall constitute a binding agreement by each ROFO Offeree to purchase the Offered Securities as set forth in the acceptance notice. The failure by the ROFO Offerees to give an acceptance notice in accordance with this sub-Section within the ROFO Offer Period shall be deemed to be a waiver of the ROFO Offerees’ Right of First Offer.

(d)                                 Closing.  The closing of any purchase of Offered Securities by the ROFO Offerees shall be held at 11:00 a.m. local time on the 60th day after the giving of the First Offer Notice or at such other time as the parties to the transaction may agree, provided that the closing of the Transfer to each ROFO Offeree shall be conditional upon the closing of the Transfer to each other ROFO Offeree at the same time.  At such closing, the Selling Holder shall deliver certificates representing the Offered Securities, accompanied by duly executed instruments of transfer and the Selling Holder’s portion of the requisite transfer taxes, if any. Each ROFO Offeree purchasing Offered Securities shall deliver at such closing payment in full of the portion of the consideration attributable to the Offered Securities such ROFO Offeree is purchasing.  At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Securities to the ROFO Offerees.  Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Securities shall be borne and paid by the participating ROFO Offerees, divided among them in accordance with the portion of the Offered Securities being purchased by each ROFO Offeree.

(e)                                  Sale to Third Party Purchaser.  Where the Offerees have not elected to exercise their Right of First Offer or closing of such purchase has otherwise not occurred in accordance with sub-Section (d) above, the Selling Holder may sell all or part of the Offered Securities to any Person on terms and conditions no less favourable to the Selling Holder than those set forth in the First Offer Notice, provided, that (i) the Transfer shall not be to any Person listed in Schedule 2 (List of Competitors) and (ii) the sale is made within one year after the giving of the First Offer Notice. If such a sale does not occur within such one-year period for any reason, the restrictions provided for herein shall again become effective, and no sale of the Offered Securities may be made by the Selling Holder thereafter without again making an offer to the ROFO Offerees in accordance with this Section.

3.7                               Avoidance of Restrictions

The Transfer restrictions set out in Sections 3.3 to 3.5 above and the equivalent restrictions in the Charter Documents shall not be capable of being avoided by the holding of Ordinary Shares or Ordinary Share Equivalents indirectly through any entity that can itself be sold in order to dispose of an indirect interest in Ordinary Shares or Ordinary Share Equivalents free of such restrictions, or any trust, derivative contract or other economic arrangement transferring the benefits of ownership of any Ordinary Shares or Ordinary Share Equivalents. The Parties undertake that they shall not take any action intended to avoid such restrictions in any manner. Without limiting the foregoing, and without limiting any of the provisions of this Section 3, any Transfer or other disposal or issuance of any Equity Securities (or other interest) resulting in any change in the Control of a Controlling Shareholder, Sunny Ocean or of any entity having Control of that Controlling Shareholder or Sunny Ocean, or resulting in the Persons holding the ultimate direct or indirect equity interests in such Controlling Shareholder or Sunny Ocean as of the date such Controlling Shareholder or Sunny Ocean became a party to this Agreement owning less than a majority of such equity interest, shall be treated as being a Transfer of the Ordinary Shares or Ordinary Share Equivalents held by that Controlling Shareholder or Sunny Ocean, and the provisions of this Agreement and the Charter Documents that apply in respect of the Transfer of Ordinary Shares or Ordinary Share Equivalents shall thereupon apply in respect of the Ordinary Shares or Ordinary Share Equivalents so held.

3.8                               Notice of Transfer

Within one Business Day after registering any Transfer of Ordinary Shares or Equity Securities on its books, the relevant Offshore Group Company shall send a notice to each Holder and each Shareholder stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Equity Securities involved.

SECTION 4
PREEMPTIVE RIGHTS AND FUTURE ISSUANCE

4.1                               Restrictions.  Subject to the other provisions of this Agreement, in particular Section 5.5 (Corporate Governance — Shareholder Approval), the Offshore Group Companies shall not issue any securities (including any Equity Securities or any debt or other securities of any kind) of any type or class to any Person (the “Proposed Recipient”) unless the relevant Offshore Group Company has first offered each Holder in accordance with the provisions of this Section 4 the right to purchase such Holder’s Holder Pro Rata Share of such issuance for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient; provided that the foregoing restriction shall not apply to (i) any issuance of Ordinary Shares upon the conversion, exercise or exchange of the Ordinary Share Equivalents in accordance with the terms hereof or the Conditions, (ii) any issuance of Cayman Holdco Ordinary Shares in a Qualified IPO approved by the board of Cayman Holdco in accordance with this Agreement and (iii) any issuance of Cayman Holdco Ordinary Shares pursuant to the exercise of any share options granted under the ESOP.

4.2                               Notice.  Not less than 65 days (or such shorter period as agreed in advance and in writing by the Majority Holders) before a proposed issuance of securities other than in connection with an issuance to which Section 4.1 does not apply (a “Proposed Issuance”), the relevant Offshore Group Company shall deliver to each Holder written notice of the Proposed Issuance (the “Proposed Issuance Notice”) setting forth (i) the number, type and terms of the securities to be issued, (ii) the consideration to be received by the relevant Offshore Group Company in connection with the Proposed Issuance and (iii) the identity of the Proposed Recipients.

4.3                               Exercise of Rights.  Within 45 days (or such shorter period as agreed in advance and in writing by the Majority Holders) following delivery of the Proposed Issuance Notice (the “Proposed Issuance Offer Period”), each Holder electing to exercise its rights under this Section 4 shall give written notice to the relevant Offshore Group Company specifying the number of securities to be purchased by such Holder and the calculation by such Holder of its Holder Pro Rata Share.  Except as provided in the next succeeding sentence, failure by any Holder to give such notice within such 45 day period shall be deemed a waiver by such Holder of its rights under this Section 4 with respect to such Proposed Issuance. If the relevant Offshore Group Company fails to comply with the notice provisions of Section 4.2, then the relevant Offshore Group Company shall not issue securities pursuant to this Section 4 and if purported to be issued, such issuance of securities shall be void. The offer of the Proposed Issuance may be accepted by a Holder (the “Accepting Holder”) as to all or some of the securities offered. Securities not accepted by an Accepting Holder (each a “Rejected Security”) shall be offered to all Accepting Holders on the day falling one day after the expiry of the Proposed

Issuance Offer Period. Each of the Accepting Holders may acquire up to such number of Rejected Securities as is determined by multiplying the relevant Accepting Holder’s Participating Holder Pro Rata Share by the number of Rejected Securities. This procedure shall continue until all Rejected Securities have been taken up by the Accepting Holders, or until each Accepting Holder has indicated that they do not wish to take up additional Rejected Securities. If any of the Rejected Securities are not acquired by the Accepting Holders, the relevant Offshore Group Company shall have 20 days from the expiration of the Proposed Issuance Offer Period to complete the issuance of the Rejected Securities on the same terms and conditions as set forth in the Proposed Issuance Notice. If such sale is not consummated within such 20-day period, the relevant Offshore Group Company shall not proceed with the Proposed Issuance without again first complying with each requirement in this Section 4.

SECTION 5
CORPORATE GOVERNANCE

5.1                               General.  Each Shareholder shall exercise its voting power (or sign or refrain from signing any written consent) in accordance with the Charter Documents, at any annual or extraordinary general meeting of shareholders (a “Shareholders Meeting”), and shall take all other actions necessary, subject to applicable law, to give effect to, and is in conformity with, the provisions of this Agreement and to ensure the inclusion in the Charter Documents of the rights and privileges of the Holders included in this Agreement.

5.2                               Board of Directors.

(a)                                 Number and Composition. The number of directors constituting the entire board of directors of each Offshore Group Company initially shall be five. Each Shareholder shall vote its shares at any Shareholders Meeting called for the purpose of filling the positions on the board of directors or in any written consent of Shareholders executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the board of directors of each Offshore Group Company of, (i) three nominees of the Controlling Shareholders (with such nomination right to be exercised by Sunny Ocean in respect of the Company and by the Controlling Shareholders in respect of Cayman Holdco) (the “Controlling Shareholder Directors”), one of which shall be Ms. Shi and (ii) two nominees nominated by the Majority Holders (with such nomination right exercised by the holder of the Golden Share) (the “Investor Directors”). Notwithstanding the foregoing, (a) if the Holders together hold more than 50% of all Cayman Holdco Ordinary Shares calculated on a fully-diluted basis, directly or indirectly, then the Majority Holders shall be entitled to nominate such additional number of directors so that Investor Directors make up a majority of the board of directors of each Offshore Group Company, and (b) upon the occurrence of any Event of Default, each Shareholder shall procure that all Controlling Shareholder Directors are removed from the board of directors and that such additional nominees of the Majority Holders be appointed as the Majority Holders may request, in each case within one Business Day after the occurrence of such Event of Default.

(b)                                 Removal and Replacement of Directors.

(i)                                     Subject to sub-section (a) above, a director shall be removed from the boards of directors of the Offshore Group Companies, with or without cause, only upon the affirmative vote of a majority of the Shareholders in accordance with this Section 5.2(b); provided that Ms. Shi shall not be removed from the boards of directors of the Offshore Group Companies without the affirmative vote of the holder of the Golden Shares. Each Shareholder shall exercise its voting power for the removal of an Investor Director upon the request of the Majority Holders (exercised through the holder of the Golden Shares). Otherwise, no Shareholder shall vote for the removal of such Investor Director.

(ii)                                  Subject to sub-Section (a) above, in the event any director resigns or is removed in accordance with Section 5.2(b)(i), the Majority Holders or Shareholder that nominated such director, as relevant, will have the right to nominate such director’s successor or replacement, and such successor or replacement director shall be nominated and appointed as soon as practicable after the date of such resignation or removal (with the right of the Majority Holders exercised through the holder of the Golden Shares).

(c)                                  Directors’ Access.  Each director shall be entitled to, and the relevant Offshore Group Company shall ensure that each director shall be entitled to, examine the books and accounts of the relevant Offshore Group Company and have free access, at all times, to any and all properties and facilities of the relevant Offshore Group Company. The relevant Offshore Group Company shall provide such information relating to the business affairs and financial position of the relevant Offshore Group Company and any Subsidiary as any director may require.  Subject to his fiduciary duties, a director may provide such information to the Majority Holders or Shareholder who nominated the director.

(d)                                 Chairman of the Board.  The chairman of the board of directors of each Offshore Group Company, shall be selected by a majority vote of the directors. The directors of each Offshore Group Company shall have the right at any time to remove and replace the chairman.

5.3                               Board Meetings

(a)                                 Frequency and Location.  Meetings of the board of directors of each Offshore Group Company shall take place as frequently as required to operate the Business in an efficient manner but in any case shall take place generally at least once in every three month period.  Meetings shall be held in a location approved by a majority of the directors (including at least one Investor Director) having regard to potential tax consequences to the relevant Offshore Group Company of having a board meeting in such location.

(b)                                 Notice.  A meeting may be called by the chairman of the board of directors or by any one of the other directors giving notice in writing to the chairman or all the other directors specifying the date, time and agenda for such meeting.  The chairman shall upon receipt of such notice give a copy of such notice by registered post or facsimile to all directors at such addresses or numbers that the directors shall inform the relevant Offshore Group Company in writing from time to time of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting, provided that such notice, agenda and papers may be given by e-mail only, and if the relevant Offshore Group Company does not receive an acknowledge of the receipt of such email (other than by an automatic e-mail acknowledgement) from a director within one day, they shall also be sent by registered post or facsimile at the end of such day.  For the avoidance of doubt, if a director gives notice in writing to all of the other directors of a meeting, such meeting shall be deemed to be duly called regardless of whether the chairman provides a copy of such notice to the directors. Not less than 14 days’ notice shall be given to all directors; provided that such notice period may be reduced with the written consent of all directors.

(c)                                  Quorum.  All meetings of the board of directors of each Offshore Group Company shall require a quorum of at least one-third of the directors; provided however that the quorum must include at least one Investor Director. Notwithstanding the foregoing, if such a quorum is not present within one hour from the time appointed for the meeting of the board of directors of the relevant Offshore Group Company, such meeting shall be adjourned to a meeting to be held on the fifth Business Day following adjourned meeting at the same time and place. If the required quorum is not present at such reconvened meeting, the directors present shall constitute a quorum to convene such meeting of the board of directors of the relevant Offshore Group Company, provided that at least one Investor Director is present.

(d)                                 Voting.  At each meeting of the board of directors of each Offshore Group Company, each director may exercise one vote. Any director may, by written notice to the relevant Offshore Group Company, authorize another director to attend and vote by proxy for such director at any board meeting. Except as provided otherwise in this Agreement, the adoption of any resolution of the board of directors shall require the affirmative vote of a simple majority of the directors present at a duly constituted meeting of the board of directors.

(e)                                  Telephonic Participation.  Directors may participate in meetings the board of directors of each Offshore Group Company by telephone, and such participation shall constitute presence for purposes of the quorum provisions of Section 5.3(c).

(f)                                   Expenses.  The Offshore Group Companies shall reimburse the directors quarterly for all of the directors’ reasonable out-of-pocket costs, fees and expenses in their services as member of the relevant board of directors.

(g)                                  Action by Written Consent.  Any action that may be taken by the directors at a meeting may be taken by a written resolution signed by all directors.

(h)                                 Subsidiary Board. The Offshore Group Companies and HK Holdco shall cause each of Cayman Holdco, HK Holdco and each other Subsidiary to have a board of directors as its governing and managing body (each, a “Subsidiary Board”). The Offshore Group Companies and HK Holdco each agrees to, and shall cause each applicable Subsidiary to, vote or act with respect to their shares and elect members of each Subsidiary Board so that the composition of each Subsidiary Board is identical as the Board at all times. The Offshore Group Companies and HK Holdco shall procure that the provisions in this Section 5.3 shall be binding upon the applicable Subsidiary in the exercise of its voting rights.

(i)                                     Board Approval.  Subject to any additional or contrary requirements imposed by the applicable law, the Offshore Group Companies and HK Holdco shall not, and the Offshore Group Companies, the HK Holdco, Sunny Ocean, the Controlling Shareholders and the Founders shall ensure that no Subsidiary shall, without the approval of at least one Investor Director, take any of the actions set forth on Schedule 3.

5.4                               Management Appointment.  The Majority Holders shall have the right to nominate the chief financial officer of each of the Offshore Group Companies, and the Founders, Sunny Ocean and the Controlling Shareholders shall procure that the Controlling Shareholder Directors will vote in favour of the appointment of nominee.

5.5                               Shareholder Approval.  In addition to approval by the Board, approval of the Majority Holders shall be required for any of the actions set forth in Schedule 3 (such approval to be granted through the holder of the Golden Share) and the Offshore Group Companies and HK Holdco shall not, and the Offshore Group Companies, HK Holdco, the Controlling Shareholders, Sunny Ocean and the Founders shall each take all actions within their power to ensure that, no

Subsidiary shall, take any of the actions set forth in Schedule 3 without the approval of the Majority Holders, such approval to be granted through the holder of the Golden Share.

5.6                               Golden Share. As at the Closing Date, each Offshore Group Company has issued one redeemable preference share (each a “Golden Share”) to the Investor which shall be automatically redeemed on the Termination Date and shall entitle the holder of each Golden Share to nominate, remove and replace the Investor Directors. For the avoidance of doubt, the Golden Shares shall not entitle their holder to economic rights or voting rights other than (i) rights in respect of the nomination, removal and replacement of directors as provided in this Section 5 and (ii) in respect of the actions set forth in Schedule 3 as provided in Section 5.5 above.

SECTION 6
COVENANTS AND UNDERTAKINGS

6.1                               Financial Records.  The Company shall allow each Holder and its authorized representatives, at the sole cost of the Company, to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies therefrom at its own expense and to have full access to all of the Company’s and each Subsidiary’s property and assets.

6.2                               Books and Records.  The Company shall, and shall cause each Subsidiary to, keep proper, complete and accurate books of accounts in accordance with IFRS.  The Company shall cause each Subsidiary to keep proper, complete and accurate books of account in RMB or the currency of the jurisdiction in which such Subsidiary is organized, in accordance with applicable accounting rules.  The Company shall have its accounts and those of each Subsidiary consolidated and then adjusted and audited annually in accordance with IFRS by a Big 4 Accounting Firm appointed by the Board.

6.3                               Reports.  The Company shall provide to each Holder:

(a)                                 within three months after the end of each Financial Year, the Company Audited Financial Statements for such Financial Year;

(b)                                 within 15 Business Days after the end of each quarter, quarterly management accounts for the Company and each Subsidiary;

(c)                                  within five Business Days after the end of each month, monthly management accounts for the Company and each Subsidiary; and

(d)                                 such other reports as the Board may determine.

6.4                               Inspection of Premises and Meeting with the Management. The Majority Holders and their authorized representatives shall be entitled, upon notice to the Company, to inspect the facilities and premises of any of member of the Group and to discuss the business operations, properties and financial conditions of such entity with its officers, employees, directors and independent certified accountants, advisers, legal counsel and investment bankers. The Company shall procure that the relevant Subsidiary and its officers, directors and employees fully cooperate with such inspection and provide the Holders and their representatives with assistance.

6.5                               Budgets and Business Plans.  The Company shall prepare detailed proposed annual operating and capital expenditure budgets and business plans for the Group, which shall be submitted to all Directors and to the Holders not less than 30 days prior to the end of each prior Financial Year. The budget and business plans shall include detailed capital expenditure plans, financial projections (including an income statement, balance sheet and cash flow statement etc.), debt financing/repayment requirements, business strategy and detailed arrangements associated with the expected creation of any subsidiaries, partnerships and joint ventures. The Board shall as soon as practicable adopt detailed budgets and business plans for the Group before the commencement of the relevant financial year.

6.6                               Bank Accounts.  The Company shall, and shall cause each Subsidiary to, open and maintain a bank account or bank accounts in its own name with such bank or banks as may be determined by the Board. Such account or accounts shall be operated as the Board, or the board of directors of the relevant Subsidiary, shall resolve from time to time. The Company shall ensure that all payments to or by the Company or such Subsidiary shall be paid into or withdrawn from such account or accounts.

6.7                               Insurance.  The Company shall, and shall ensure that each Subsidiary shall, keep insured at all times and maintain insurance policies in a sufficient amount and with such coverage as determined by the Board, including property and casualty, automobile, inventory, product liability and key man insurance.  If the Board so requires, the Company shall purchase director’s liability insurance for such of its Directors and with such coverage as the Board determines. Such policies shall be sufficient to cover liabilities to which the Company and the Subsidiaries may reasonably be considered at risk in the course of their respective businesses. Without limiting the generality of the foregoing, the Company shall, and shall ensure that each Subsidiary shall, keep insured up to the replacement value thereof (including surveyor’s and architect’s fees) all its properties as are of an insurable nature against fire, theft, lighting, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks and shall duly pay all premiums and other sums payable for those purposes.  Such insurance shall be taken in the name of the Company or Subsidiary, as applicable, and any other person having an insurable interest in the property of the Company or the Subsidiary, as the case may be. The Company agrees that in the event of failure on the part of the Company or any Subsidiary to insure the properties or to pay the insurance premiums or other sums referred to above, any Holder may (but shall not be obliged to) cause the properties to be insured or pay the insurance premiums or other sums referred to above, as the case may be, and the

Company shall promptly reimburse any expense incurred by such Holder in taking such action.

6.8                               Intellectual Property Protection.  The Company shall, and shall ensure that the Subsidiaries shall, take all affirmative and diligent actions to immediately protect their respective Intellectual Property, including actively preventing the use of their respective Intellectual Property by unauthorized Persons, registering all their respective trademarks, brand names and copyrights.

6.9                               Ethical Business Practices.  Each Offshore Group Company, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall ensure that:

(a)                                 Each Group Company shall ensure that every other Relevant Person will, adopt and implement policies and compliance procedures with respect to ethical business practices. For the purposes of this Section 6.9, any owner, director, officer, employee or agent of any Group Company is a “Relevant Person.”

(b)                                 Each Group Company shall ensure that each Relevant Person will use only legitimate business and ethical practices in commercial operations and in promoting the interests of any Group Company in relation to issues before Government Authorities.

(c)                                  In connection with the activities of the Group, each Group Company shall ensure that every other Relevant Person will not offer, pay, promise to pay, or authorize the payment of any money or anything else of value, whether directly or through another person or entity to any government official or political party in order to (i) influence any act or decision of such official or party or (ii) include such official or party to use his or its influence with a government or instrumentality thereof.

6.10                        Absence of Government Official Economic Interest. Each Offshore Group Company, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall ensure that no government official, and no Relative of a government official, will hold a direct or indirect ownership or other economic interest in any Group Company.

6.11                        Use of Sales Agents and Representatives. Each Offshore Group Company, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall ensure that no Group Company shall use any sales agents or representatives unless the agent or representative (i) has been screened to ensure that it has a good business reputation and conducts its business in an ethical fashion and (ii) provides warranties and covenants similar to those set forth in Sections 6.9 and 6.10. For the avoidance of doubt, “sales agent or representative” does not include employees of the Group Companies.

6.12                        Compliance with Economic Sanctions.  Each Offshore Group Company, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall ensure that each Group Company and its shareholders, directors, officers, agents, employees and other Persons associated therewith or acting on its behalf will comply with all sanctions administered by any of the PRC, United Nations, European Union, United States or any other jurisdiction that are binding on any Party, and will not directly or indirectly engage in any business transactions with or become any Person that is subject to any of such sanctions.

6.13                        Prohibited Payments.  Each Offshore Group Company, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall, and shall ensure that each Subsidiary and its and their respective officers, directors, employees and agents will engage only in legitimate business and ethical practices in commercial operations and in relation to Governmental Authorities. The Company shall not, and shall ensure that none of the Subsidiaries or any of its or their respective officers, directors, employees or agents will, make any Prohibited Payments. For the purpose of this section, “Prohibited Payments” means any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any official (including to or for the use or benefit of any other Person if a Party or any Group Company knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such official) for the purpose of influencing any act or decision or omission of any official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, any Party, any Group Company or any other Person.

6.14                        Non-Competition.

(a)                                 Each Founder, Sunny Ocean and each Controlling Shareholder shall not (and shall cause their respective Affiliates not to), from the date hereof until the date of the termination of this Agreement, without the prior written consent of the Holders:

(i)                                     engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend its name (or any part, variant or formative thereof) to, any business which is, or as a result of its engagement or participation would become, competitive with any aspect of the Business;

(ii)                                  deal, directly or indirectly, in a competitive manner with any customer of any Group Company, or induce such customer to cease being a customer of the Group Company;

(iii)                               solicit any officer, director, employee or agent of any Group Company to become an officer, director, employee or agent of anyone other than another Group Company; or

(iv)                              engage in or participate in, directly or indirectly, any business conducted under any name that is the same as or similar to the name of any Group Company or any trade name used by any Group Company where such business is:

(A)                               directly or indirectly competitive with the Business; or

(B)                               engaged in any related activity where the use of such name is reasonably likely to result in confusion; or

(v)                                 transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), or in any other way dispose of any securities (including any shares, debentures, convertible securities, exchangeable securities, options, warrants or other equity or debt securities) of the Company or any Subsidiary beneficially owned by it, to any Person that will compete with any significant aspect of the Business of any Group Company.

(b)                                 Each and every obligation under clause (a) of this Section 6.14 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(c)                                  The Parties agree that having regard to all the circumstances, the restrictive covenants contained in clause (a) of this Section 6.14 are reasonable and necessary for the protection of the Group and the Holders, and further agree that having regard to those circumstances the said covenants are not excessive or unduly onerous upon the Founders, Sunny Ocean or the Controlling Shareholders. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void, but would be valid if part of the wording thereof were deleted or amended, for example by reducing the range of activities or areas dealt with, that restriction shall apply with such modification as may be necessary to make it valid and effective, and the Parties agree to amend the provisions so as to make such restriction valid and effective.

6.15                        Notification to Holders.  The Company shall, and each Founder, Sunny Ocean and Controlling Shareholder shall procure that the Company shall, promptly notify the Holders of the occurrence of any transaction or event as a consequence of which (whether alone or together with any one or more transactions or events) any material Liability, any material loss or damage, or any material adverse change in financial condition, business, results of operations or prospects, in each case of the Company or any of its Subsidiaries, has arisen or may arise.

6.16                        Satisfaction of Exchange Obligation.  If at any time the number of Cayman Holdco Ordinary Shares held by the Company is less than such number of Cayman Holdco Ordinary Shares that would be transferrable to the Holders or any designee upon exchange of the Exchangeable Notes in full (the occurrence of such event, the “Exchange Share Shortfall”), unless otherwise agreed in writing by the Majority Holders, the Company and Joy Year and/or Bloom Star shall within one Business Day after the occurrence of such  Exchange Share Shortfall complete the transfer from Joy Year and/or Bloom Star to the Company at nil consideration of such number of Class A Ordinary Shares that is equal to the shortfall between the number of Cayman Holdco Ordinary Shares that would be transferrable to the Holders or any designee upon exchange of the Exchangeable Notes in full and the number of Cayman Holdco Ordinary Shares the Company holds upon the Exchange Share Shortfall occurrence (the “Shortfall Transfer”). Upon the completion of the Company’s acquisition of Class A Ordinary Shares, all of the Class A Ordinary Shares acquired by the Company pursuant to this Section shall automatically be converted into Class B Ordinary Shares, with each one Class A Ordinary Share converting into one Class B Ordinary Share. Each Founder shall procure that the Shortfall Transfer occurs in accordance with this Section.

SECTION 7
LIQUIDITY

7.1                               Liquidity. The Controlling Shareholders, Founders, Sunny Ocean, the Offshore Group Companies and HK Holdco shall each cooperate in good faith and use their respective best efforts, to cause a Qualified IPO or Trade Sale to be implemented as soon as practicable after the Closing Date and in any case before the fourth anniversary of the Closing Date. Without prejudice to the generality of the foregoing:

(a)                                 At the request of the Majority Holders, the Controlling Shareholders, the Founders, Sunny Ocean, the Offshore Group Companies and HK Holdco shall each ensure that a resolution with respect to the initiation of the preparation for an IPO or Trade Sale (an “Exit Resolution”) is placed on the agenda for, and brought to a vote at, the next meeting of the Board, which shall be convened within such period of time as specified by the Majority Holders.

(b)                                 Following approval by the Board of the Exit Resolution, the Controlling Shareholders, the Founders, Sunny Ocean, the Offshore Group Companies and HK Holdco shall each procure that the Senior Managers use their best efforts in taking all steps required to implement the IPO plan (including participating in road shows and fully cooperating with underwriters) or Trade Sale and to avoid any and all actions or failures to act that might result in delay in the implementation of the IPO plan or Trade Sale.

(c)                                  The Controlling Shareholders, the Founders, Sunny Ocean, the Offshore Group Companies and HK Holdco shall each procure the

Senior Managers to at all times use their best efforts to take all actions necessary in order to facilitate liquidity for the Holders before an IPO or Trade Sale (including providing full assistance in relation to any due diligence investigation requested by a potential purchaser of Ordinary Shares or Ordinary Share Equivalents).

(d)                                 Each Offshore Group Company shall ensure that in the event of an IPO, each Holder shall have the right to sell its Ordinary Shares together with any new Ordinary Shares to be sold in such IPO, including any over-allotment option (the “IPO Co-Sale Right”). The number of Ordinary Shares that may be sold by the Holders pursuant to the IPO Co-Sale Right shall be the number specified by the Holders but no more than 40% of the total number of Ordinary Shares to be offered at the IPO, and shall be prorated between the Holders according to their respective Holder Pro Rata Share immediately prior to the IPO.

7.2                               Registration and Similar Rights.  In connection with any IPO, each Offshore Group Company shall (a) procure that all necessary approvals are obtained for the Ordinary Shares of the relevant Offshore Group Company to be freely transferable on the relevant stock exchange subject to the Lock-Up Period as shall be applicable and (b) use its best efforts to liaise with the relevant stock exchange or securities commission for the listing and (if applicable) registration of the Ordinary Shares held by the Holders and Shareholders to enable full liquidity of such ordinary shares on the relevant stock exchange by the Holders and Shareholders.

7.3                               Mandatory Conversion of Cayman Holdco Ordinary Shares on Qualified IPO.  Upon the listing and commencement of trading of the shares of Cayman Holdco pursuant to a Qualified IPO, all Class A Ordinary Shares and Class B Ordinary Shares shall automatically be converted into one class of ordinary shares of Cayman Holdco, with each one Class A Ordinary Share and each one Class B Ordinary Share converting into one ordinary share of Cayman Holdco, respectively, and any outstanding Exchangeable Notes will be exchanged into the same class of ordinary shares of Cayman Holdco as provided in the Conditions.

7.4                               Aizhudou IPO.  The Majority Holders and the Controlling Shareholders agree to cooperate to achieve the IPO of Aizhudou on a stock exchange in the PRC (the “Aizhudou IPO”). The specific business to be included in the scope of the Aizhudou IPO is to be agreed between the Majority Holders and the Controlling Shareholders. Immediately before the Aizhudou IPO, and in each case calculated on a fully-diluted basis:

(a)                                 the Operating Company shall hold no less than 60% of the total share capital of Aizhudou;

(b)                                 management of Aizhudou shall be entitled to no more than 15% of the total share capital of Aizhudou through the Aizhudou ESOP;

(c)                                  third party investors shall hold no more than 10% of the total share capital of Aizhudou;

(d)                                 franchisees of Aizhudou shall hold no more than 10% of the total share capital of Aizhudou; and

(e)                                  a consultant shall hold no more than 5% of the total share capital of Aizhudou.

7.5                               Aizhudou ESOP.  Aizhudou may adopt an employee share option plan before the Aizhudou IPO (the “Aizhudou ESOP”). The management of Aizhudou shall have the right to determine the terms of the Aizhudou ESOP, and shall submit the terms of the Aizhudou ESOP to the Aizhudou board of directors. If the market capitalization of Aizhudou in the Aizhudou IPO is no less than RMB2.5 billion, the Majority Holders and the Controlling Shareholders shall cooperate to facilitate Aizhudou to grant a further employee share option plan to the management of Aizhudou, pursuant to which shares constituting no more than 5% of the total share capital of Aizhudou may be issued.

SECTION 8
DRAG SALE

8.1                               Subject to the terms and conditions of this Section 8, if (a) no Qualified IPO has occurred within four years after the Closing Date, or (b) an Event of Default has occurred, then the Majority Holders may serve a written notice on the Controlling Shareholders containing a statement that the Majority Holders wish to pursue a Trade Sale (the “Trade Sale Offer Notice”). The Trade Sale Offer Notice shall specify the details required to be contained in a First Offer Notice, except that the number of Offered Securities shall be all Ordinary Shares and Exchangeable Notes held by all Holders, and the provisions of Sections 3.6(b) to (d) (Right of First Offer) above shall apply mutatis mutandis to the proposed sale; provided that unless waived by the prior written consent of the Majority Holders, the consideration payable to each Holder for its Exchangeable Notes by the Controlling Shareholders shall be no less than the Redemption Amount (as defined in the Conditions).

8.2                               Provided that the provisions of Section 8.1 above have been complied with, if any Holder receives a bona fide offer from a third party purchaser to effect a Trade Sale, the Majority Holders shall have the right to require that (i) each Shareholder participates in the sale of all of their respective holding of the Ordinary Shares and Ordinary Share Equivalents, or (ii) each Shareholder, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall take all actions reasonably requested by the Majority Holders in connection with the consummation of a sale of all or substantially all of the Group’s assets, in each case in accordance with this Section 8 (such Trade Sale, a “Drag Sale”).

8.3                               Drag Sale.  The Majority Holders shall exercise their rights pursuant to Section 8.2 by delivering a written notice (the “Drag Sale Notice”) to each Shareholder no later than 20 Business Days prior to the proposed closing date of such Drag Sale. The Drag Sale Notice shall describe in reasonable detail:

(a)                                 the way the Drag Sale will be effected;

(b)                                 the identity of the third party purchaser;

(c)                                  the proposed date, time and location of the closing of the Drag Sale;

(d)                                 the total, aggregate purchase price and the other material terms and conditions of the third party purchaser offer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(e)                                  a copy of any form of agreement proposed to be executed in connection therewith.

8.4                               For the avoidance of doubt, the purchase price set forth in the Drag Sale Notice may be less on a fully diluted, per Ordinary Share basis than the price set forth in the Trade Sale Offer Notice on a fully diluted, per Ordinary Share basis as long as the amount that would be received by the Holders of the Exchangeable Notes pursuant to the Waterfall will be equal to or greater than what the Holders of the Exchangeable Notes would have received had the Controlling Shareholders accepted the offer set forth in the Trade Sale Offer Notice.

8.5                               Without limiting the generality of Section 8.2 above, if requested by the Majority Holders, (i) if the Drag Sale to be is to be effected by way of a sale of all shares or equity interest in an Offshore Group Company, HK Holdco or WFOE, each Shareholder shall be bound to transfer all Ordinary Shares and Ordinary Share Equivalents and any other Equity Securities issued by the relevant Group Company held by it or over which it exercises dispositive power to the third party purchaser, (ii) each Shareholder, Offshore Group Company and Founder, Sunny Ocean and HK Holdco shall, and shall cause each director on the board of directors of each Group Company nominated by it, to be present at all board or shareholder meetings at which the Drag Sale is to be voted on, to vote in favour of the Drag Sale, and to vote against any proposal that could reasonably be expected to delay or impair the consummation of the Drag Sale, (iii) each Shareholder, Offshore Group Company and Founder, Sunny Ocean and HK Holdco shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law with respect to such Drag Sale and shall execute and deliver all related documentation (including without limitation execution of any relevant sale agreement and duly completed share or other security transfer forms and delivery of relevant share, note and/or warrant certificates), and (iv) each Shareholder, Offshore Group Company and Founder, Sunny Ocean and HK Holdco shall take such other action in support of the Drag Sale as shall be reasonably requested by the Majority Holders.

8.6                               The proceeds from a Drag Sale shall be distributed by the Majority Holders, after deducting any fees and expenses in accordance with Section 8.7 below, according to the following priority (the “Waterfall”):

(a)                                 in the case of a Drag Sale by way of a sale the entire registered capital of WFOE, any Liabilities of HK Holdco and the Cayman Holdco shall first be paid out of the proceeds, and in the case of a Drag Sale by way of a sale the entire issued share capital of HK Holdco, any Liabilities of the Cayman Holdco shall first be paid out of the proceeds;

(b)                                 following which if so elected by the Majority Holders, the Redemption Amount (as defined in the Conditions) shall be paid to each Holder with respect to the Exchangeable Notes with respect to the Exchangeable Notes held by such Holder;

(c)                                  the remaining proceeds shall be distributed to each Holder and Shareholder in proportion to their respective Pro Rata Share, provided that if the Majority Holders have opted to make a distribution under sub-Section (b) above, any Exchangeable Notes  held by a Holder shall not be taken into account in the calculation of such Holder’s Pro Rata Share.

8.7                               The fees and expenses of the Holders incurred in connection with a Drag Sale, to the extent not paid or reimbursed by the third party purchaser, shall be divided pro rata among the Holders and Shareholders based on the consideration received by the Holders and the Shareholders and deducted from the portion of the proceeds of the Drag Sale payable to the Holders and Shareholders.

SECTION 9
REPRESENTATIONS AND WARRANTIES

9.1                               Representations and Warranties.  Each Party represents, severally and not jointly, to the other Parties hereto that:

(a)                                 such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and, if such party is not a natural Person, such Party is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization;

(b)                                 the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

(c)                                  assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or similar laws affecting creditors’ rights generally; and

(d)                                 the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the organizational or governance documents of such Party, (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority in such Party’s country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than any such consent, approval, action or filing that has already duly obtained or made or otherwise explicitly required hereunder, (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, (iv) violate any order, judgment or decree against, or binding upon, such Party or upon its respective securities, properties or businesses, or (v) violate any law or regulation of such Party’s country of organization or any other country in which it maintains its principal office.

SECTION 10
FUTURE INVESTOR FINANCING AND BANK LOAN

10.1                        Future Investor Financing.  The Parties agree that the Controlling Shareholders, Sunny Ocean and the Founders shall use their respective best efforts to procure that within six months after the Closing Date, one or more investors approved by the Majority Holders (the “Approved Investors”) enters into an investment transaction  at the conclusion of which the Approved Investors shall together hold no less than 15% and no more than 20% of Cayman Holdco Ordinary Shares, such transaction to be based on an equity valuation of no less than US$200,000,000 for Cayman Holdco and on such other terms and conditions as approved in writing by the Majority Holders (the “Future Investor Financing Transaction”). As a result of the Future Investor Financing Transaction, the aggregate Pro Rata Share of all Holders shall be reduced by 10%, and the proportion Ms. Shi’s total direct and indirect holding of Cayman Holdco Ordinary Shares bears to all Ordinary Shares of Cayman Holdco shall not be reduced by more than 5%. In the event that the Future Investor Financing Transaction involves a subscription of Cayman Holdco Ordinary Shares by the Approved Investors each Controlling Shareholder and Founder and Sunny Ocean shall procure that Cayman Holdco shall declare and pay a dividend in an amount up to the amount of the subscription proceeds from the Approved Investors to the Company. All percentages referred to in this section shall be calculated on a fully-diluted basis.

10.2                        Exchange upon Closing.  Simultaneously with the closing of the Future Investor Financing Transaction, to the extent that any Holder does not hold a sufficient number of Ordinary Shares to be purchased from it as part of the Future Investor Financing Transaction, such Holder shall exchange such portion of the Exchangeable Notes held by it at the then applicable Exchange Price (as defined under the Conditions) so that it has the required number of Cayman Holdco Ordinary Shares to be purchased, with such exchange being contingent on the completion of the closing of the Future Investor Financing Transaction.

10.3                        Use of Proceeds.  The proceeds of the Future Investor Financing Transaction, other than any amounts paid to the Holders, shall be applied as follows:

(a)                                 the USD equivalent of RMB25 million shall be paid to Sunny Ocean or any other entity designated by Ms. Shi, for the purposes of the repayment in full of a loan owed by Ms. Shi to the Operating Company; and

(b)                                 all amounts advanced or paid, or any Losses that have been suffered or incurred, by any Group Company, in respect of the Playgroup Business, up to and until the closing date of the Future Investor Financing Transaction shall be repaid in full. Such repayments shall be completed on the date of closing of the Future Investor Financing Transaction.

10.4                        Transfer of Shares Back to Company. If the Future Investor Financing Transaction closes within six months after the Closing Date, such that the Exchange Ratio (as defined in the Conditions) would have been adjusted to 44.7% pursuant to section 4.6(c)(i) of the Conditions if the Exchangeable Notes had still been outstanding, but prior to the closing of the Future Investor Financing Transaction the Exchangeable Notes have been exchanged for Cayman Holdco Ordinary Shares (such shares into which the Exchangeable Notes have already been exchanged, the “Exchange Shares”) amounting to more than 44.7% of all Cayman Holdco Ordinary Shares (calculated on a fully-diluted basis) (the “Exchanged Percentage”), the Holders shall transfer back to the Company such number of Exchange Shares representing such percentage of all Cayman Holdco Ordinary Shares (calculated on a fully-diluted basis) as equals the amount by which the Exchanged Percentage exceeds 44.7%, with each Holder transferring its pro-rata share of such number based on the number of Exchange Shares that such Holder holds divided by the aggregate number of Exchange Shares held by all Holders.

10.5                        Non-Application of Section 3.  The provisions of Section 3 (Restrictions on Transfers of Shares) shall not apply to the Future Investor Financing Transaction.

10.6                        Bank Loan. If the closing of the Future Investor Financing Transaction has not occurred within six months after the Closing Date, then each Controlling

Shareholder and Founder and Sunny Ocean shall procure that the Cayman Holdco shall within one year (or such other period approved by the Majority Holders) after the Closing Date obtain a loan in the principal amount of up to US$20,000,000 and on other terms to be approved by the Majority Holders (“Bank Loan”), and complete any restructuring required by the Majority Holders or by the bank and approved by the Majority Holders for the purpose of the Bank Loan. Each Holder shall provide such assistance as Cayman Holdco may reasonably request in respect of obtaining the Bank Loan. Upon receipt of the loan amount, each Controlling Shareholder and Founder and Sunny Ocean shall procure that Cayman Holdco shall, subject to applicable law, declare and pay a dividend in an amount equal to up to the amount of the principal amount of the Bank Loan to the Company (“Special Dividend”), and that US$10,000,000 of the proceeds of the Bank Loan shall be used by the Company to redeem Exchangeable Notes in the principal amount of US$10,000,000.

10.7                        Use of Remainder of Special Dividend Proceeds. Each Controlling Shareholder and Founder and Sunny Ocean agrees to procure that the proceeds of the Special Dividend, after the redemption of Exchangeable Notes described in Section 10.6 above, shall be used to:

(a)                                 the USD equivalent of RMB25 million shall be paid to Sunny Ocean or any other entity designated by Ms. Shi, and Ms. Shi shall procure the repayment in full of a loan owed by Ms. Shi to the Operating Company; and

(b)                                 all other amounts advanced or paid, or any Losses that have been suffered or incurred, by any Group Company in respect of the Playgroup Business, up to and until the date the Special  Dividend is paid shall be repaid in full.

Such repayments shall be completed no later than the fifth Business Day subsequent to the date the Special Dividend is paid.

10.8                        Subordination of Security.  If in order to obtain the Bank Loan, the bank requires first-ranking security over any Cayman Holdco Ordinary Shares already subject to any share mortgage in favour of any Holder, such Holder agrees to take all reasonable steps to subordinate its security interest under the relevant share mortgage to the bank.

10.9                        Preferred Right to Dividend of Class B Ordinary Shares.  Holders of Class B Ordinary Shares shall be entitled to receive any Special Dividend and any dividend declared in relation to the Future Investor Financing Transaction, which for the avoidance of doubt shall not be declared in favour of or distributed to any holders of Class A Ordinary Shares.

SECTION 11
CONFIDENTIALITY AND NON-DISCLOSURE

11.1                        Confidentiality.

(a)                                 Disclosure of Terms.  Each Party acknowledges that the terms of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, and all exhibits, schedules and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party and by Representatives of such Parties to any other Party hereof or any of the Representatives of such Parties (collectively, the “Confidential Information”) shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below.

(b)                                 Press Releases.  Each Controlling Shareholder, Founder and Offshore Group Company, HK Holdco, China Growth Capital and Sunny Ocean shall not make any announcement disclosing the Holders’ investment in the Company hereunder or any other Confidential Information in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of the Investor.  The Holders may request to review and edit any such public disclosure documents.

(c)                                  Permitted Disclosures.  Notwithstanding anything in the foregoing to the contrary, and subject to applicable Laws:

(i)                                     Any Party may disclose the Confidential Information in order to comply with applicable Laws, subject to the compliance with the terms set forth in Section 11.1(d) below.

(ii)                                  the Company may disclose (A) the Confidential Information to its Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 11.1, (B) the Confidential Information to any Person to which disclosure is approved in writing by the Company and the Investor.

(iii)                               each Holder shall have the right to disclose:

(A)                               any Confidential Information to such Holder’s Affiliate, the Investor’s and/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant, creditor, clients or to an officer, director, general partner, limited partner, fund manager, shareholder, investor, bona fide potential investor, financing party or resources, counsel or advisor, or employee of such Holder and/or any of its Affiliate; provided, however, that any such Person shall be advised of the confidential nature of the Confidential Information except that there shall be no such obligation to so advise if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)                               any information for fund and inter-fund reporting purposes;

(C)                               any information as required by or in connection with any Law, Government Authorities, stock exchanges, legal process, litigation, arbitration, administrative or other investigations, proceedings and/or disputes;

(D)                               any information to bona fide prospective purchasers/investors of the Exchangeable Notes, any share, security or other interests in the Company, including assignees or transferees (or potential assignees or transferees) to whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents and any of such Person’s Affiliates, Representatives and professional advisors,

(E)                                any information contained in press releases or public announcements of the Company pursuant to Section 11.1(b) above; and

(F)                                 any information to any Person with the prior written consent of the Company.

(d)                                 Legally Compelled Disclosure.  In the event that any Party (other than any Holder) is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall to the extent permitted by Law provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure. At the request of the other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

(e)                                  Other Exceptions.  Notwithstanding any other provision of this Section 11.1, the confidentiality obligations of the Parties under this Section 11.1 shall not apply to:  (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (iii) information which was in the public domain or otherwise known to the restricted party before it is furnished to it by another party hereto or, after it is furnished to that restricted party, enters the public domain without breach by that restricted party of this Section 11.1; (iv) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 11.1 or (v) information which a restricted party develops independently without reference to the Confidential Information.

(f)                                   Other Information.  The provisions of this Section 11.1 shall terminate and supersede the provisions of any term sheet, letter of intent, memorandum of understanding, confidentiality and nondisclosure agreement, or any other agreement previously executed by any of the parties hereto with respect to the confidentiality in connection with the transactions contemplated hereby.

(g)                                  Notices.  All notices required under this Section 11.1 shall be made pursuant to Section 13 of this Agreement.

SECTION 12
TERM AND TERMINATION

12.1                        Effective Date; Termination.  This Agreement shall become effective on the Closing Date and shall continue in effect until the earliest of (i) all of the Exchangeable Notes are redeemed in full, (ii) the completion of a Qualified IPO, and (iii) any date agreed upon in writing by all Parties. For the avoidance of doubt, this Agreement shall continue in effect upon the exchange, in whole or in part, of the Exchangeable Notes into Cayman Holdco Ordinary Shares, until such time as the events referred to in (ii) or (iii) above occurs.

12.2                        Consequences of Termination.  If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become null and void and of no further force and effect, with the exception of, Section 11 (Confidentiality and Restrictions on Publicity), this Section 12, Section 13 (Notices), Section 14.2 (No Agency), Section 14.3 (Indemnification), Section 14.4 (No Partnership),

Section 14.13 (Joint and Several Liability) and Section 15 (Governing Law and Dispute Resolution), which shall continue to be binding on the Parties.  Nothing in this Section shall affect any liability arising prior to the effective date of such termination.

12.3                        Lapse of the Holders’ Special Rights.  Notwithstanding any other provision in this Agreement, the pre-emptive right under Section 4 herein, the right to nominate directors under Section 5.2 herein, the right of Drag Sale under Section 8 herein and the right to approve the matters set forth in Schedule 3 as provided in Section 5.5 herein shall cease to apply to the Holders upon (i) a Qualified IPO, or (ii) all Holders ceasing to hold any Exchangeable Notes or Ordinary Shares.

SECTION 13
NOTICES

13.1                        Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in both English and Chinese and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five days’ prior written notice specified to the other Parties).  Any notice, demand or other communication given or made between countries shall be delivered by fax or by one of the following international courier services: FedEx, Express Mail Service, United Parcel Service or DHL Worldwide Express.  Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by courier, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third Business Day following posting; and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

13.2                        Addresses and Fax Numbers.  The initial address and facsimile for each Party for the purposes of this Agreement are:

Company:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

Joy Year:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

Bloom Star:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

Trump Creation:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

Mr. Cao:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

Ms. Shi:

Address: 4th Floor, Building 29, Block 1, Fangguyuan, Fangzhuang, Fengtai District, Beijing

Email Address: fangxin@rybbaby.com

Tel: 8610-87675611

Fax: 8610-87675752

Attn: Fang Xin

The Investor:

Ascendent Rainbow (Cayman) Limited

c/o Ascendent Capital Partners (Asia) Ltd.

1609 Jardine House, 16th Floor, 1 Connaught Place, Central, Hong Kong

Attn: Stone Shi

Fax: +852 2165 9019

With a copy to:

Morrison & Foerster

Edinburgh Tower, 33/F, The Landmark

15 Queen’s Road Central, Hong Kong

Attn.:  Marcia Ellis

Fax: +852 2585-0800

SECTION 14
MISCELLANEOUS

14.1                        Legend.  Insofar as permitted by applicable law and the rules of any securities exchange on which the Company or Cayman Holdco may be listed, the Company or Cayman Holdco as applicable shall ensure that each certificate for any Ordinary Shares or Ordinary Share Equivalents now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective and prior to a Qualified IPO, bear a legend as follows:

“THE SHARES OR SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER THEREOF ARE SUBJECT TO CERTAIN COVENANTS REGARDING NOTEHOLDERS’ RIGHTS IN A CERTAIN SHAREHOLDER AND NOTEHOLDER AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.  BY ACCEPTING ANY INTEREST IN SUCH SHARES OR SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF SAID COVENANTS.”

14.2                        No Agency.  No Shareholder or Holder, acting solely in its capacity as a shareholder, shall act as an agent of any Group Company or have any authority to act for or to bind any Group Company, except as authorized by the board of directors of such Group Company.  Any Shareholder or Holder that takes any action  in violation of this Section shall be solely responsible for, and shall indemnify the Company and each other Shareholder or Holder against, any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) that the Company, or such other Shareholders or Holders, as the case may be, may at any time become subject to or liable for by reason of such violation.

14.3                        Indemnification.  If any Holder or any of its Affiliates (the “Indemnified Party”) suffers any losses, damages, deficiencies, liabilities, claims, proceedings, judgments, assessments, fines, settlements, costs or expenses (including interests, penalties, losses of profits, fees, expenses, disbursements and other charges of counsel, experts, personnel and consultants incurred in any action or proceeding between the Indemnifying Party (as defined below) and the Indemnified Party or between the Indemnified Party and any third party, or otherwise (collectively, “Losses”), as a result of a breach by any Offshore Group Company, Controlling Shareholder or Founder, Sunny Ocean or HK Holdco, the Party in breach (the “Indemnifying Party”) shall indemnify and hold harmless the Indemnified Party against any and all Losses.

14.4                        No Partnership.  The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law.  The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders or Holders.  To the extent that any Party, by word or action, represents to another Person that any other Party is a partner or that the Company or Cayman Holdco is a partnership, the Party making such representation shall be liable to any other Parties that incur any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any pending or threatened legal action or proceeding) arising out of or relating to such representation.

14.5                        Discrepancies.  If there is any discrepancy between any provision of this Agreement and any provision of the Charter Documents or the charter documents of any Subsidiary, the provisions of this Agreement shall prevail, and the Parties shall procure that the Charter Documents or the relevant Subsidiary Charter Documents, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement.

14.6                        Amendment.  This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Company, Cayman Holdco, Sunny Ocean, each Founder and the Majority Holders, such amendment, modification or supplement to be binding on all Parties to this Agreement.

14.7                        Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

14.8                        Entire Agreement.  This Agreement (together with the other Transaction Documents and any other documents referred to herein or therein) constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

14.9                        Severability.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

14.10                 Counterparts.  This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

14.11                 Consent to Specific Performance.  The Parties declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Party has an adequate remedy at law.

14.12                 Assignment; Binding on Transferee.  The provisions of this Agreement shall be binding upon and ensure to the benefit of the Parties hereto and their respective successors and permitted assigns of the Parties. All rights of the Holders under hereunder may be assigned to any Person to whom any of its Ordinary Shares or Ordinary Share Equivalents are transferred in accordance with this Agreement and if applicable, the Conditions.

14.13                 Joint and Several Liability.  The liabilities of the Offshore Group Companies, HK Holdco, the Controlling Shareholders, Sunny Ocean and the Founders under this Agreement and the other Transaction Documents shall be joint and several.

SECTION 15
GOVERNING LAW AND DISPUTE RESOLUTION

15.1                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without giving effect to its conflicts of law principles.

15.2                        Arbitration.

(a)                                 Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Arbitration Rules”) in force when the notice of arbitration is submitted.

(b)                                 The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(c)                                  The Parties waive any objection, on the basis of any decision to join an additional party to the arbitration, to the validity and/or enforcement of any award made by the arbitral tribunal in the arbitration, in so far as such waiver can validly be made.

(d)                                 The parties waive any objection, on the basis of HKIAC’s decision to consolidate arbitrations involving claims arising out of or in connection with this Agreement and/or any other Transaction Document (with the exception of the Share Mortgages, Onshore Share Pledge and HK Holdco Onshore Share Pledge), to the validity and/or enforcement of any award made by the arbitral tribunal in the consolidated proceedings, in so far as such waiver can validly be made.

(e)                                  The parties waive any objection, on the basis of the commencement of a single arbitration involving claims arising out of or in connection with this Agreement and/or any other Transaction Document (with the exception of the Share Mortgages, Onshore Share Pledge and HK Holdco Onshore Share Pledge), to the validity and/or enforcement of any award made by the arbitral tribunal in the arbitration, in so far as such waiver can validly be made.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

RYB EDUCATION LIMITED

By:	/s/ SHI Yanlai
Name: SHI Yanlai
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

TOP MARGIN LIMITED

By:	/s/CAO Chimin
Name: CAO Chimin
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

SUNNY OCEAN INTERNATIONAL LIMITED

By:	/s/ SHI Yanlai
Name: SHI Yanlai
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

ASCENDENT RAINBOW (CAYMAN) LIMITED

By:	/s/ Lam On Na Anna
Name: Lam On Na Anna
Title: Authorized Signatory

[Signature Page to Shareholder and Noteholder Agreement]

JOY YEAR LIMITED

By:	/s/ CAO Chimin
Name: CAO Chimin
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

BLOOM STAR LIMITED

By:	/s/SHI Yanlai
Name: SHI Yanlai
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

TRUMP CREATION LIMITED

By:	/s/CAO Chimin
Name: CAO Chimin
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

CHINA GROWTH CAPITAL LIMITED

By:	/s/ TANG Ning
Name: TANG Ning
Title: Director

[Signature Page to Shareholder and Noteholder Agreement]

CAO Chimin

/s/CAO Chimin

[Signature Page to Shareholder and Noteholder Agreement]

SHI Yanlai

/s/SHI Yanlai

[Signature Page to Shareholder and Noteholder Agreement]

SCHEDULE 1

PART 1
SHAREHOLDING STRUCTURE OF THE COMPANY

Shareholder	Registered Address	No. and Class of Shares
Sunny Ocean International Limited	P.O. Box 957, Offshore Incorporations Centre. Road Town, Tortola, British Virgin Islands	100 Ordinary Shares

Ascendent Rainbow (Cayman) Limited	Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands	1 Golden Share

1

SCHEDULE 1

PART 2
SHAREHOLDING STRUCTURE OF CAYMAN HOLDCO

Shareholder	Registered Address	No. and Class of Shares
Joy Year Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	7,364,955 Class A Ordinary Shares

Bloom Star Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	2,407,722 Class A Ordinary Shares

Trump Creation Limited	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	275,738 Class A Ordinary Shares

China Growth Capital Limited	P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands	67,439 Class A Ordinary Shares

RYB Education Limited	Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KU1-1112, Cayman Islands	13,047,947 Class B Ordinary Shares

Ascendent Rainbow (Cayman) Limited	Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands	1 Golden Share

2

SCHEDULE 2

LIST OF COMPETITORS

亲子教育 (Play-and-Learn Center Business)：

1.                                      上海金宝贝科教服务有限公司（”金宝贝”、”Gymboree”）

2.                                      北京东方爱婴咨询有限公司（”东方爱婴”）

3.                                      睿稚集团（”天才宝贝”、”FasTracKids”、”小小地球英语”）

4.                                      宝宝树北京信息技术有限公司（”宝宝树”、Babytree）

5.                                      美吉姆国际儿童教育中心（”美吉姆”、”My Gym”）

幼儿园 (Kindergarten Business)：

1.                                      新东方教育科技集团

2.                                      锡华教育集团（”二十一世纪幼儿园”）

3.                                      汇佳幼儿教育机构（”汇佳幼儿园”）

4.                                      伊顿国际教育集团（”伊顿国际幼儿园”、”伊顿双语幼儿园”、”伊顿慧智幼儿园”、”EtonKids”）

5.                                      三之三国际教育集团（”三之三幼儿园”）

6.                                      东方剑桥教育集团(“东方剑桥幼儿园”)

7.                                      大地幼教机构 (“大地幼儿园”)

3

SCHEDULE 3

RESERVED MATTERS

(a)                                 any alteration of the rights, preferences or privileges of the Exchangeable Notes or the Ordinary Shares;

(b)                                 making any change in the Charter Documents or other corporate constitutional documents of any Group Company;

(c)                                  carrying on any business other than the existing business of the Company, Cayman Holdco and any other Group Company, making any change in the nature or scope of the business of the Company, Cayman Holdco or any other Group Company or the commencement of or expansion in any new business not being ancillary or incidental to the business of the Company, Cayman Holdco or any other Group Company, or cessation of any principal business operation of the Company, Cayman Holdco or any other Group Company;

(d)                                 any form of reorganization of the Company, Cayman Holdco or any other Group Company, including amalgamation, restructuring, merger or consolidation, or conveyance, transfer, lease, or any transaction in which all or substantially all of the assets or business of any Group Company are sold or transferred to a Person other than another Group Company;

(e)                                  any reduction or increase of the share capital, reclassification, re-designation or variation of the rights attaching to any class of shares, equity interests or securities of the Company, Cayman Holdco or any other Group Company, or any change of the capital structure of the Company, Cayman Holdco or any other Group Company;

(f)                                   the causing or permitting of any Group Company to sell, mortgage, pledge, lease, transfer or otherwise dispose of assets with a book value in excess of RMB5 million (or its equivalent in other currencies) individually or in the aggregate in any Financial Year or the sale, transfer, license, charge, encumbrance or other disposal of any trademarks, patents or other intellectual property owned by any Group Company;

(g)                                  the liquidation, administration, winding-up, bankruptcy or dissolution, or making any composition or arrangement with creditors, of the Company, Cayman Holdco or any other Group Company;

(h)                                 any issue of shares, equity interests or debt or Equity Securities of the Company, the Cayman Holdco or any other Group Company, or creation or granting of any right or entitlement for acquiring or subscribing for the capital or debt or equity security of the Company, Cayman Holdco or any other Group Company;

(i)                                     any redemption, purchase or other acquisition of any shares, equity interests or securities of the Company, Cayman Holdco or any other Group Company;

4

(j)                                    effecting any public offering of the securities of the Company, Cayman Holdco or any other Group Company or the taking of any step towards, or appointment of any advisers in connection, with a potential public offering of any securities of any Group Company;

(k)                                 acquisition of, investment in, establishing any associated company, joint venture or partnership with, consortium or merger or consolidation with, a Person that is not a Group Company, or engagement in joint product or business development or joint sales and marketing;

(l)                                     declaration or payment of any dividend in cash or specie, or making any other form of distribution of profit or assets to the Shareholders of the Company or the shareholders of any other any other Group Company;

(m)                             approval of each business plan and each annual budget (including without limitation each annual budget with respect to capital expenditures) of the Company, Cayman Holdco or any Group Company or any modification thereto;

(n)                                 any use of proceeds from issue of the Exchangeable Notes that does not adhere to the requirements under the Note Purchase Agreement;

(o)                                 entering into a single or a series of arrangements (including, without limitation, any guarantee or voluntary assumption of any liability) outside of the annual budget or business plan that has been approved by the Majority Holders, or under which arrangements the Company or any other Group Company would incur a payment obligation in an amount in excess of the relevant amount set forth in the approved budget or business plan by more than RMB5 million (or an equivalent amount thereof in another currency);

(p)                                 change of auditors, alteration of its financial year end, change of the accounting or tax standard, policy or reporting policies of any Group Company;

(q)                                 any restriction on any of Group Company to make any distribution (by way of dividends or otherwise) to any other Group Company, or any restriction in any way of any payment or repayment of the principal or interest in respect of any loan made to or by any Group Company from or to another Group Company;

(r)                                    change the terms of employment (including without limitation terms of remuneration, compensation, severance or benefits package (including in kind compensation and allowance)) of any director, officer or employee of the Company, Cayman Holdco or any other Group Company who individually (for any one director, officer or employee) has a base salary in excess of RMB500,000, or an equivalent amount in any other currency per year;

(s)                                   implement, terminate, amend or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme of any Group Company (including without limitation number of options, grant of options, vesting period and exercise price of options);

5

(t)                                    appoint or remove any Senior Manager or determine the terms of appointment or determine or modify the compensation (including without limitation any employee share options) of, or any significant changes to, the terms of the appointment of, any Senior Manager;

(u)                                 making any loan or advancing or giving any credit or any financial assistance to any officer, director or employee of any Group Company;

(v)                                 borrowing a single or a series of loans or entering into a single or a series of arrangements (including, without limitation, any guarantee or voluntary assumption of any liability) under which arrangements the Company or any Subsidiary would or might incur a payment obligation (contingent or otherwise), in each case the principal amount of which or the amount of the payment obligation is in excess of RMB5 million, in the case of any single loan or arrangement, or in excess of RMB10 million in the aggregate for more than one loan borrowed or arrangement entered into in any Financial Year (or, in each case, an equivalent amount thereof in another currency);

(w)                               borrowing of the Bank Loan and the relevant terms and conditions;

(x)                                 providing any collateral or otherwise creating any encumbrance over the whole or any part of the capital, undertaking, property or assets of any Group Company;

(y)                                 any change in the composition of the Board of the Company, the board of directors of Cayman Holdco or the board of directors of any other Group Company, or any committee thereof;

(z)                                  the approval of, or adjustments or modifications to the terms of, transactions involving the interest of any director, officer, employee, shareholder or Connected Person of any Group Company or any of their respective Affiliates and associates, including without limitation provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any such Person;

(aa)                          any initiation, withdrawal or settlement of any court proceedings, arbitral proceedings or other legal proceedings or claims;

(bb)                          the approval of the audited annual financial statements of any Group Company;

(cc)                            the delegation of any powers of the board of directors to a committee or any Person; or

(dd)                          agreeing to take any of the actions set forth in the foregoing clauses.

6

EXHIBIT A

FORM OF DEED OF ADHERENCE

DEED OF ADHERENCE made on the [  ] day of, [  ]

BETWEEN:

(1)                                 [•], an exempted company organized and existing under the laws of the Cayman Islands (the “Company”); and

(2)                                 [Name of New Shareholder] (the “New Shareholder”).

RECITALS:

(A)                               On [   ] day of _____________, 2015, the Company and [•] entered into a Shareholder and Noteholder Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit A.

(B)                               The New Shareholder wishes to [be allotted/have transferred to him/her/it] [ordinary shares (the “Shares”) in the capital of the Company][Exchangeable Notes (the “Notes”) in the principal amount of [•]] from [•] (the “Old Shareholder”) and in accordance with Section [•] of the Shareholders Agreement has agreed to enter into this Deed.

(C)                               The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders and Holders.

NOW THIS DEED WITNESSES as follows:

1.                                      Interpretation.  In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.                                      Covenant.  The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations as if it were a [Controlling Shareholder][Holder]Sunny Ocean holding the [Shares][Notes] imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

3.                                      Enforceability.  Each existing Shareholder, Holder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders Agreement in each case as if the New Shareholder had been an original party to the Shareholder Agreement since the date thereof.

7

4.                                      Notices.  The New Shareholder confirms that its address for notices for the purpose of Section 13 (Notices) of the Shareholders Agreement is as follows:

[•]

5.                                      Governing Law.  This deed of adherence shall be governed by and construed in accordance with, the laws of the Hong Kong Special Administrative Region of the PRC, without regard to the principles of conflicts to law of any jurisdiction.

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

[Company]

By:
Name:
Title:

SIGNED AND SEALED AS A DEED	)
by	)	[Seal]
[NAME OF NEW SHAREHOLDER]	)
)
)

Duly Authorised Signatory

Name:

Title:

EXHIBIT B

FORM OF DEED OF ADHERENCE (HK HOLDCO)

DEED OF ADHERENCE made on the [  ] day of, [  ]

BETWEEN:

(1)                                 [•], an exempted company organized and existing under the laws of the Cayman Islands (the “Company”); and

(2)                                 [HK HOLDCO] (the “Covenantor”).

RECITALS:

(A)                               On [   ] day of _____________, 2015, the Company and [•] entered into a Shareholder and Noteholder Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit B.

(B)                               The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders and Holders.

NOW THIS DEED WITNESSES as follows:

1.                                      Interpretation.  In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.                                      Covenant.  The Covenantor hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the Covenantor had been an original party to the Shareholders’ Agreement since the date thereof, and references therein to HK Holdco shall be deemed to be a reference to the Covenantor.

3.                                      Enforceability.  Each existing Shareholder, Holder and the Company shall be entitled to enforce the Shareholders Agreement against the Covenantor as if the Covenantor had been an original party to the Shareholders Agreement since the date thereof.

4.                                      Notices.  The Covenantor confirms that its address for notices for the purpose of Section 13 (Notices) of the Shareholders Agreement is as follows:

[•]

5.                                      Governing Law.  This deed of adherence shall be governed by and construed in accordance with, the laws of the Hong Kong Special Administrative Region

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of the PRC, without regard to the principles of conflicts to law of any jurisdiction.

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

[Company]

By:
Name:
Title:

SIGNED AND SEALED AS A DEED	)
by	)	[Seal]
[HK HOLDCO]	)
)
)

Duly Authorised Signatory

Name:

Title:

Duly Authorised Signatory

Name:

Title:

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EXHIBIT C

ESOP PLANS

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